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                                                                    EXHIBIT 21.1
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                                  SUBSIDIARIES


1.   Ortel Vertriebs GmbH, a corporation organized under the laws of Germany

2.   Ortel SARL, a corporation organized under the laws of France

3.   Avitec AB, a corporation organized under the laws of Sweden

4. Ortel Asia Private Limited, a corporation organized under the laws of the Republic of Singapore.